UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

                                                  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                       Date of Report (Date of earliest event reported): June 5, 2007
                                                                                                                               ----------------

HARLEYSVILLE GROUP INC.
-------------------------------------------------------
(Exact name of registrant as specified in its charter)

                     Delaware                                                         0-14697 5                                               1-0241172
                     ------------------------------                               ----------------                                        ---------------------
                    (State or other jurisdiction                               (Commission                                         (IRS Employer
                     of incorporation)                                             File Number)                                        Identification No.)

                    355 Maple Avenue, Harleysville, Pennsylvania                                                                 19438
                    ------------------------------------------------------                                                              -------------
                    (Address of principal executive offices)                                                                       (Zip Code)

(215) 256-5000
---------------------------------------------------
Registrant's telephone number, including area code

Not Applicable
----------------------------------------------------------------------
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 8.01 Other Events.

On June 5, 2007, Harleysville Group Inc. (the “Company”) announced that its board of directors has authorized a share repurchase program pursuant to which the Company may repurchase up to 1.6 million shares of its outstanding common stock. The Company may make purchases in the open market or in privately negotiated transactions. As part of this share repurchase program, the Company has implemented a Rule 10b5-1 trading plan, which permits the Company to repurchase its common stock during times when it would not otherwise be in the market due to self-imposed trading blackout periods or possible possession of nonpublic information. The share repurchase program will remain in place for two years.

A copy of the press release announcing the share repurchase program is provided as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Number  Description

99.1  Press Release dated June 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEYSVILLE GROUP INC. Registrant

Date: June 7, 2007	By:	/s/Arthur E. Chandler
Senior Vice President and Chief Financial Officer